EXHIBIT 22


Subsidiaries of the Registrant

                                                         State of
Subsidiary                                            Incorporation
----------                                           ---------------

DMG Securities, Inc.                                    Florida
Corporate Securities Group, Inc.                        Florida
JW Charles Securities, Inc.                             Florida
JW Charles Insurance Services, Inc.                     Florida
JW Charles Capital Corp.                                Florida
JW Charles Clearing Corp.                               Iowa
JWGenesis Financial Corp.                               Florida
Discount Securities Group, Inc.                         Florida